Exhibit 10.26

AMENDMENT TO UNSECURED PROMISSORY NOTE

THIS AMENDMENT TO UNSECURED PROMISSORY NOTE (the “Amendment”) is dated as of January 29, 2015.

BETWEEN:

SNAP INTERACTIVE, INC.,

as Maker

AND:

CLIFFORD LERNER,

as Payee

WHEREAS:

A.	The parties hereto entered into that certain Unsecured Promissory Note dated as of April 24, 2014 (the “Note”) wherein the Maker agreed to pay the sum of three hundred thousand dollars ($300,000) to the Payee;

B.	The parties hereto have agreed to amend the Note, as herein set out.

NOW THEREFORE, in consideration of the premises and of other good and valuable consideration (the receipt whereof is hereby acknowledged), the parties hereto agree as follows:

Unless otherwise defined herein or unless the context otherwise requires, defined words and terms used in the Note shall have the same meanings when used herein.

The Note shall be and is hereby amended and modified as follows:

Section 2 of the Note shall be deleted and replaced in its entirety with the following:

2. Repayments. The principal of, and all accrued and unpaid interest on, this Note shall be due and payable on the earlier of (a) October 24, 2015 and (b) the date on which Payee declares all such amounts due and payable pursuant to Section 5 hereof (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America.

The Note, together with all terms, covenants and conditions thereof as hereby amended, will be and continue to be in full force and effect. This Amendment and everything herein contained will inure to the benefit of and be binding on the Maker and the Payee and their respective successors and assigns. The laws of the State of New York shall govern the construction, validity, enforcement and interpretation of this Amendment.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or by e-mail in pdf format shall be effective as delivery of a manually executed counterpart hereof.

This Amendment shall be effective as of and from January 24, 2015.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

The Maker:	The Payee:

SNAP INTERACTIVE, INC.	CLIFFORD LERNER

By:	/s/ Alexander Harrington	By:	/s/ Clifford Lerner
Name:	Alexander Harrington
Title:	Chief Operating Officer and Chief Financial Officer